UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 19, 2007

AMS HEALTH SCIENCES, INC. (Exact name of registrant as specified in its charter)
OKLAHOMA (State or other jurisdiction of incorporation)	001−13343 (Commission File Number)	73-1323256 (I.R.S. Employer Identification No.)

711 NE 39th Street, Oklahoma City, OK (Address of principal executive offices)	73105 (Zip Code)
Registrant’s telephone number, including area code: (405) 842-0131

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 19, 2007, AMS Health Sciences, Inc. (“AMS” or the “Company”) commenced quotation on the OTC Bulletin Board (“OTCBB”) under the symbol AMSI, following the suspension of trading on the same day by the American Stock Exchange (“Amex”) of the Company’s common stock under the Amex ticker symbol “AMM.”  The move followed the Company’s receipt of a written notice from the Staff of the Amex advising that an Amex hearing panel had affirmed the Staff’s determination to delist the Company’s common stock from the Amex (previously reported on the Company’s Form 8-K filed July 19, 2007), based on the Company’s noncompliance with certain Amex listing standards, in that:

•
AMS had stockholders’ equity of less than $2 million and had sustained losses from continuing operations and net losses in two of its three most recent fiscal years, as a result of which AMS was not in compliance with Section 1003(a)(i) of the Amex Company Guide;

•
AMS had stockholders’ equity of less than $4 million and had sustained losses from continuing operations and net losses in three of its four most recent fiscal years, as a result of which AMS was not in compliance with Section 1003(a)(ii) of the Amex Company Guide;

•
AMS had stockholders’ equity of less than $6 million and had sustained losses from continuing operations and net losses in its five most recent fiscal years, as a result of which AMS was not in compliance with Section 1003(a)(iii) of the Amex Company Guide.

The notice provided that the Amex (1) would suspend trading in the Company’s common stock as soon as practicable, i.e., after the 15 calendar-day period following the September 4, 2007 date of the written notice, during which the Company could file a written appeal of the hearing panel’s decision, and (2) would file as soon as practicable an application with the Securities and Exchange Commission (“SEC”) to strike the Company’s common stock from listing and registration on the Amex.  On September 19, 2007, before the market open, the Amex suspended trading on the exchange of the Company’s common stock under the ticker symbol “AMM.”  At the market open on such date, the Company’s common stock commenced quotation on the OTCBB under the symbol “AMSI.”  The Amex’s filing of a delisting application with the SEC, when it occurs, is not expected to affect the quotation of the Company’s common stock on the OTCBB.

Item 8.01.                      Other Events.

Upon delisting of our securities from Amex, the following additional consequences may occur:

•
Certain institutional investors have policies against investments in bulletin board companies and other investors may refrain from purchasing AMS’s securities because they are no longer listed on a national securities exchange; and/or

•
AMS’s ability to sell its equity and debt securities in direct or underwritten offerings will be more limited in numerous states because it will no longer benefit from state exemptions from registration based upon its listing on the Amex.

This report contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements.  In particular, management’s expectations regarding the Company’s ability to continue having its common stock quoted on the OTCBB following the Amex’s filing of a delisting application with the SEC could be affected by, among other things, compliance with applicable quotation requirements of the OTCBB.  Forward-looking statements speak only as to the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

On September 19, 2007, the Company issued a press release announcing the matters discussed above.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

99.1           Press Release dated September 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMS HEALTH SCIENCES, INC.
(Registrant)

Date: September 21, 2007	By:	/s/ Robin L. Jacob
Robin L. Jacob
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1*	Press Release dated September 19, 2007.

*           Filed herewith.